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                                                                    EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Robbins & Myers, Inc. for the registration of 600,000 shares of its common stock and to the incorporation by reference therein of our report dated October 1, 2002, with respect to the consolidated financial statements and schedule of Robbins & Myers, Inc. and Subsidiaries included in its Annual Report (Form 10-K) for the year ended August 31, 2001, filed with the Securities and Exchange Commission.

Dayton, Ohio
January 25, 2002                                /s/
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                                                ERNST & YOUNG LLP